MassMutual Ascend Life Insurance Company [P.O. Box 5420] [Cincinnati, Ohio 45201-5420] [Phone: (800) 438-3398, ext. 13521] [Fax: (855) 306-7113] [www.MassMutualAscend.com] [securecontact.massmutualascend.com] Overnight Address: [191 Rosa Parks Street] [Cincinnati, Ohio 4520]] Application for Individual Deferred Annuity 1 Owner Information A Primary Owner Is Owner a non-resident alien or a foreign legal entity? No Yes (If yes, then you are not eligible for this product.) Owner is an Individual First Name MI Last Name Suffix SSN Birth Date Sex Male Female Owner is a Trust, Custodian, Guardian/Conservator, Corporation/Partnership/LLC Name SSN/FEIN Trust Date (If applicable) If Inherited, Name of Decedent (not available for spouse) Street Address (No P.O. Box) City State Zip Email Phone Cell Mailing Address (if different) City State Zip B Joint Owner Is Joint Owner a non-resident alien? No Yes (If yes, then you are not eligible for this product.) Relationship to Owner: Spouse under a legally recognized marriage Other (Non-Spouse Joint Owner Form must be completed.) First Name MI Last Name Suffix SSN Birth Date Sex Male Female Same address as Owner Street Address (No P.O. Box) City State Zip

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2 Annuitant Information A Primary Annuitant (Only if other than Owner, or if Owner is an entity) Is Annuitant a non-resident alien? No Yes (If yes, then you are not eligible for this product.) First Name MI Last Name Suffix SSN Birth Date Sex Male Female Street Address (No P.O. Box) City State Zip B Joint Annuitant (Only if other than Joint Owner) Is Joint Annuitant a non-resident alien? No Yes (If yes, then you are not eligible for this product.) First Name MI Last Name Suffix SSN Birth Date Sex Male Female Street Address (No P.O. Box) City State Zip 3 Contract Information for New Annuity A Purchase Payment(s) Amount submitted with application Transfer/Rollover/1035 amount (estimated amount) Brokerage Account ordered funds (estimated amount) $ + $ + $ = Total Purchase Payment(s) $ Make all checks payable to MassMutual Ascend Life Insurance Company. (Do not make checks payable to an agency, producer or leave blank.) B Tax Qualification [ Non-Qualified] [ Traditional IRA] [ SEP IRA] [ TSA 403(b)] [ 457 (Owner must be employer)] [ Roth IRA] [ SIMPLE IRA] [ Roth 403(b)] [ 401 (Owner must be employer or Plan Trust)] [ Inherited IRA (Age 75 or younger. Must include RMD information/request form.)] [ Inherited Non-Qualified (Age 75 or younger. Must include automated 72(s) payments form.)] Not all tax qualifications are available for all products.

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C 1) Commission Based Annuity Products Please check state approval chart to verify the product is available in the signature state. [ Product Name] [ Product Name] [ Product Name] [ Product Name] 2) Fee Based Annuity Produces Registered Investment Advisory Firm RIA CRD # Investment Advisor Representative IAR CRD # [ Product Name] [ Product Name] [ Product Name] [ Product Name] D Special Requests (Subject to Home Office approval) 4 Existing Insurance/Replacement Both questions are required to be completed. A Does the Owner have any existing life insurance policies or annuity contracts? Yes No B Will this annuity replace or change any existing life insurance policies or annuity contracts? Yes No List all policies or contracts to be replaced: Company Policy/Contract# Company Policy/Contract# Company Policy/Contract# Company Policy/Contract# Company Policy/Contract# Submit the appropriate state replacement form(s) if the Owner has existing life insurance policies or annuity contracts. All signature dates on the state replacement form(s) must match the date of the Owner’s signature on this application.

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5 Beneficiary Designations Unless otherwise specified, the surviving beneficiaries within a class will share equally. Percentages must total 100%. If this contract is to be owned by a trust, then the trust must be the sole beneficiary. If the contract is to be owned by a guardianship, conservatorship or UTMA custodian, then the estate of the child or other ward must be the beneficiary unless a court order provides otherwise. If a beneficiary below is not designated as Primary or Contingent, then it will automatically default to Primary. The owner agrees that, in the event that the owner should die before the annuity contract is issued, this designation shall be treated as a transfer on death designation for any funds properly received by the Company intended for this annuity contract. Accordingly, it is agreed that the Company will pay such funds to the joint owner, or if none, then to the person(s) designated as beneficiary below. (1) Primary Contingent Share Percent % Relationship to Owner Beneficiary Name First Name MI Last Name Suffix OR Trust or Entity Beneficiary Information Birth Date/Date of Trust SSN/FEIN Email Address Phone Cell Same address as Owner Street Address City State Zip (2) Primary Contingent Share Percent % Relationship to Owner Beneficiary Name First Name MI Last Name Suffix OR Trust or Entity Beneficiary Information Birth Date/Date of Trust SSN/FEIN Email Address Phone Cell Same address as Owner Street Address City State Zip

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(3) Primary Contingent Share Percent % Relationship to Owner Beneficiary Name First Name MI Last Name Suffix OR Trust or Entity Beneficiary Information Birth Date/Date of Trust SSN/FEIN Email Address Phone Cell Same address as Owner Street Address City State Zip (4) Primary Contingent Share Percent % Relationship to Owner Beneficiary Name First Name MI Last Name Suffix OR Trust or Entity Beneficiary Information Birth Date/Date of Trust SSN/FEIN Email Address Phone Cell Same address as Owner Street Address City State Zip If you wish to name additional beneficiaries, please attach an additional page signed and dated by the Owner(s). 6 Authorization and Consent for Electronic Delivery of Statements and Correspondence After you have received your annuity contract, you may choose to receive and manage your MassMutual Ascend Life Insurance Company annuity documents online electronically by creating an account on the MassMutual Ascend website. [www.MassMutualAscend.com] Once you have registered and provided your consent for the electronic delivery of statements and correspondence, you will be able to securely access your MassMutual Ascend Life Insurance Company annuity account 24 hours a day, seven days a week. You will be able to do the following: Review account balances, Locate forms, Make changes to your account, View correspondence, and Obtain future statements. Also, MassMutual Ascend will provide you with email notifications when your contract statements and correspondence are available for you to review and obtain after you have enrolled.

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7 Agreement Each Owner understands and agrees to the following statements All statements and answers given in this, or any supplemental applications are true and complete to the best of my knowledge. I may return my contract within the Right to Cancel period (shown on the front page of my contract) if I am dissatisfied for any reason. Registered index-linked annuities are securities. I understand that, while the values of this contract may be affected by the value of a market index, such as the S&P 500 index or the share price of an exchange-traded fund, the contract does not directly participate in any stock or equity investments. The S&P 500 Index is a stock market index, and it does not reflect dividends paid on the underlying stocks. This contract is intended as a long-term investment and substantial early withdrawal charges will apply if it is surrendered during the Early Withdrawal Charge period or a withdrawal is taken from this contract during that period. MassMutual Ascend Life Insurance Company does not offer legal, financial, tax investment or estate-planning advice. I have had the opportunity to seek such advice from the proper sources before purchasing this contract. I have determined that the purchase of this annuity is suitable given my particular legal, financial, tax, investment, estate planning or other goals or circumstances. This annuity contract is a long-term commitment to meet my financial needs and goals. Contract values are not guaranteed as to the dollar amount. I understand annuities are not insured by the FDIC, or the NCUSIF, and are not a deposit or other obligation of, or guaranteed by a bank or similar institution. Registered index-linked annuities are subject to investment risk, including possible loss value and loss of principal amount invested. If this contract is an IRA and is being funded by an indirect rollover, I have complied with the requirement that only one rollover is permitted within a one-year period from all of the IRAs I own. I acknowledge receipt of a current prospectus in a form that is accessible to me. I certify that: The available indexed strategies and the factors that will cause indexed strategy values to increase or decrease have been explained to me. In evaluating the benefits and risks associated with each strategy, I have considered how each strategy works. Under penalty of perjury, each Owner certifies that the statements set out below are true: The Taxpayer Identification Number shown on this form is correct or I am waiting for a number to be issued to me. Unless I have checked the box below, I am not subject to backup withholding because one of the following statements applies. I am exempt from backup withholding. I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends. The IRS has notified me that I am no longer subject to backup withholding. I am a U.S. person. The Foreign Account Tax Compliance Act (FATCA) code(s) entered on this form (if any) indicating that I am exempt from FATCA is correct. Check here ONLY if the IRS has notified you that you are currently subject to backup withholding. State Law Notice. State insurance law may prohibit the owner of an annuity contract from entering into any agreement to sell, transfer or assign an annuity contract prior to the date the contract was issued, or within a period of time specified by state law after the date the contract was issued.

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8 Signature Each Owner or the Owner’s authorized signer must sign and date in the appropriate space or we will not be able to process your request. Fraud Notice/Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. A Signed in (State) Must be signed in Owner’s resident state if the Owner lives in [Minnesota or Utah]. B Owner’s/Authorized Signer’s Signature Date C Joint Owner’s/Authorized Signer’s Signature Date D Title Additional certification forms or documentation will generally be required to verify the authority of an authorized signer. The product specific Addendum to Application (Index Strategy Selection) must be included with this Application.

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9 Producer’s Statement I certify that I have verified the owner(s)/annuitant’s identity by reviewing an unexpired government issued photo ID as recorded above. I also certify that the statements of the applicant have been correctly recorded. The Owner statement regarding existing policies or annuity contracts is true and accurate to the best of my knowledge and belief. The Owner statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. During the sales presentation connected with the replacement transaction, I used only MassMutual Ascend Life Insurance Company approved sales materials and left a copy of each piece used with the applicant. 1st Producer’s First Name Last Name Producer’s Signature Agent Number Commission Split % Email Phone Broker-Dealer Name 2nd Producer’s First Name Last Name Agent Number Commission Split % 3rd Producer’s First Name Last Name Agent Number Commission Split % [10 Producer Use Only (Commission Structure Codes)] [Not applicable for fee-based annuities.] [Please select a commission option below that is available for your financial institution. Not all commission options are available for all financial institutions. If a commission option is not selected below, then commission will default to [Option], if available, for all products.] [Option 1] [Product Name] [Product Name] [Product Name] [Option 2] [Product Name] [Product Name] [Product Name] [Option 3] [Product Name] [Product Name] [Product Name] [Option 4] [Product Name] [Product Name] [Product Name] [Option 5] [Product Name] [Product Name] [Product Name] [Option 6] [Product Name] [Product Name] [Product Name] [Option 7] [Product Name] [Product Name] [Product Name]

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